Exhibit 5.1

505 Montgomery Street, Suite 2000
San Francisco, California 94111-6538
Tel: +1.415.391.0600 Fax: +1.415.395.8095
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
October 20, 2021	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
Khosla Ventures Acquisition Co.	London	Singapore
2128 Sand Hill Road	Los Angeles	Tokyo
Menlo Park, California 94025	Madrid	Washington, D.C.

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Khosla Ventures Acquisition Co., a Delaware corporation (the “Company”), in connection with the proposed issuance of (i) 220,691,502 shares of KVSA common stock (the “KVSA Merger Shares”) to be issued in connection with the merger contemplated by that certain Agreement and Plan of Merger, dated as of June 9, 2021, as amended on September 22, 2021 (the “Business Combination Agreement”), by and among the Company, Valo Health, LLC, a Delaware limited liability company (“Valo Holdco”), Valo Health, Inc., a Delaware corporation (“Valo”), and Killington Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company, and (ii) 15,763,688 shares of KVSA common stock (the “Equity Awards Shares” and, together with the KVSA Merger Shares, the “Shares”) reserved for issuance upon the exercise of options to purchase common stock of Valo outstanding which will convert into options to purchase shares of KVSA common stock in accordance with the terms of the Business Combination Agreement. The Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2021 (Registration No. 333-257591) (as amended, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related proxy statement/prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

October 20, 2021

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

When the KVSA Merger Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable Valo stockholders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Business Combination Agreement, the issue and sale of the KVSA Merger Shares will have been duly authorized by all necessary corporate action of the Company, and the KVSA Merger Shares will be validly issued, fully paid and nonassessable.

2.

When the Equity Awards Shares have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the applicable holders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by and pursuant to the terms of the applicable equity incentive plan, and assuming in each case that the individual issuances, grants or awards under the applicable equity incentive plan are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law and the applicable equity incentive plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Equity Award Shares will have been duly authorized by all necessary corporate action of the Company, and the Equity Award Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the proxy statement/prospectus included in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP